Exhibit 23


                         Consent of Independent Auditors



          We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-56759) pertaining to the Hagler Bailly, Inc. Employee Incentive and Non-Qualified Stock Option and Restricted Stock Plan of our report dated March 24, 2000, with respect to the consolidated financial statements of Hagler Bailly, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.




March 29, 2000
McLean, VA